UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 27, 2005 (May 27, 2005)

INTERGRAPH CORPORATION

(Exact Name of Registrant as Specified in Charter)
Delaware	0-9722	63-0573222

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Madison Industrial Park IW 2000, Huntsville, AL		35894-0001

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (256) 730-2000

N/A

(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry Into a Material Definitive Agreement.

On May 27, 2005, Intergraph Corporation (the "Company") entered into an Amended and Restated Employment Agreement (the "Employment Agreement") with R. Halsey Wise, the Company's Chief Executive Officer and President. The independent members of the Board of Directors approved the Employment Agreement.

The Employment Agreement has an initial term of three years, and automatically renews for successive one year terms thereafter unless either party provides a notice of non-renewal at least ninety (90) days prior to the end of the initial term or any renewal term thereafter. Pursuant to the Employment Agreement, the Company agreed to pay Mr. Wise an initial annual base salary of $600,000, subject to increase in the discretion of the independent members of the Board of Directors of the Company on or before each anniversary of the effective date of the Employment Agreement during the term of the agreement. Pursuant to the Employment Agreement, Mr. Wise shall be eligible to receive a target cash bonus opportunity each year during the term of the agreement in an amount equal to 100% of his then-current base salary, subject to the performance and/or other criteria established annually by the independent members of the Board of Directors. Mr. Wise will also be eligible to receive long-term incentive awards under the Company's equity incentive plans in the discretion of the independent members of the Board of Directors.

The Employment Agreement provides for severance benefits in certain instances, including severance benefits equal to 200% of Mr. Wise's then-current base salary and 200% of his then-current target bonus opportunity, together with fully-paid health insurance benefits for two years following the date of termination in the event Mr. Wise is terminated without cause (including a decision by the Company not to renew the Employment Agreement) or Mr. Wise resigns for good reason (as defined in the Employment Agreement). In the event Mr. Wise either resigns for good reason or is terminated without cause within twenty-four months of a change in control (as defined in the Employment Agreement), the Employment Agreement provides for severance benefits equal to 250% of his then-current base salary and 250% of this then-current target bonus opportunity, together with fully-paid health insurance benefits for two years following the date of termination. The Employment Agreement also contains certain confidentiality, non-competition and non-solicitation provisions.

The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement.

Item 9.01.          Financial Statements and Exhibits.

Exhibits

                 10.1    Amended and Restated Employment Agreement of R. Halsey Wise

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    INTERGRAPH CORPORATION

                                                                                    By:      /s/ Larry J. Laster
                                                                                    Name:  Larry J. Laster
                                                                                    Title:    Executive Vice President
                                                                                               and Chief Financial Officer

Date:    May 27, 2005